CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2017, relating to the financial statements and financial highlights, which appears in Templeton Emerging Markets Small Cap Fund’s Annual Report on Form N-CSR for the year ended March 31, 2017.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2017, relating to the financial statements and financial highlights, which appears in Templeton Frontier Markets Fund’s Annual Report on Form N-CSR for the year ended March 31, 2017.   We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2017, relating to the financial statements and financial highlights, which appears in Templeton Dynamic Equity Fund’s Annual Report on Form N-CSR for the year ended March 31, 2017.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 24, 2017